Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.
You may withdraw your indication of interest at any time.

Term Sheet	Date Prepared: February 13, 2007
Citigroup Mortgage Loan Trust 2007-AMC2 Asset-Backed Certificates,
Series 2007-AMC2

Approximate Total Offered Size: $161,959,000
RULE 144A PRIVATE PLACEMENT
Citigroup Global Markets Realty Corp.
Seller
Ocwen Loan Servicing LLC.
GMAC Mortgage Corporation
Servicers
Citigroup Mortgage Loan Trust Inc.
Depositor
Wells Fargo Bank N.A.
Master Servicer

Tranche	Amount(1)	Int. Type(2) / Class	Initial Credit Enhancement	Ratings (S&P/DBRS/Moodys)			WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-2	161,959,000	FLT/SR/PT	20.35%(4)	AAA	AAA	Aaa	2.24 / 2.47	1 - 77 / 1 - 193
NON-OFFERED CERTIFICATES
Class A-1	677,092,000	FLT/SR/PT	20.35%(4)	AAA	AAA	Aaa	2.19 / 2.40	1 - 77 / 1 - 188
Class A-3A	510,601,000	FLT/SR/SEQ	20.35%(4)	AAA	AAA	Aaa	1.00 / 1.00	1 - 22 / 1 - 22
Class A-3B	323,264,000	FLT/SR/SEQ	20.35%(4)	AAA	AAA	Aaa	2.90 / 2.90	22 - 72 / 22 - 72
Class A-3C	75,353,000	FLT/SR/SEQ	20.35%(4)	AAA	AAA	Aaa	6.38 / 8.75	72 - 77 / 72 - 184
Class M-1	72,433,000	Floating / Mezz	17.05%(4)	AA+	AA (high)	Aa1	4.77 / 5.29	46 - 77 / 46 - 159
Class M-2	66,945,000	Floating / Mezz	14.00%(4)	AA	AA	Aa2	4.63 / 5.13	44 - 77 / 44 - 146
Class M-3	38,412,000	Floating / Mezz	12.25%(4)	AA	AA (low)	Aa3	4.55 / 5.04	42 - 77 / 42 - 139
Class M-4	35,119,000	Floating / Mezz	10.65%(4)	AA-	A (high)	A1	4.51 / 4.98	41 - 77 / 41 - 134
Class M-5	32,924,000	Floating / Mezz	9.15%(4)	A+	A (high)	A2	4.48 / 4.93	40 - 77 / 40 - 129
Class M-6	31,827,000	Floating / Mezz	7.70%(4)	A	A	A3	4.45 / 4.87	40 - 77 / 40 - 124
Class M-7	28,534,000	Floating / Mezz	6.40%(4)	BBB+	BBB (high)	Baa1	4.42 / 4.81	39 - 77 / 39 - 118
Class M-8	25,242,000	Floating / Mezz	5.25%(4)	BBB	BBB	Baa2	4.41 / 4.76	38 - 77 / 38 - 111
Class M-9	20,852,000	Floating / Mezz	4.30%(4)	BBB-	BBB (low)	Baa3	4.38 / 4.67	38 - 77 / 38 - 104
Class M-10	25,242,000	Floating / Mezz	3.15%(4)	BB+	BB (high)	Ba1	4.38 / 4.58	38 - 77 / 38 - 97

(1)	Certificate sizes are subject to change (+/- 10%)
(2)
The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3)	Based on Pricing Prepayment Assumption
(4)	Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	February [15], 2007
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	March 30, 2007
Trustee:	[U.S. Bank, National Association]	Trust Administrator	Wells Fargo Bank N.A.

For Further Information:

Mortgage Finance Perry DeFelice (212) 723-1153 Taruna Reddy (212) 723-6748 Michael Murai (212) 723-1256 Matt Fallon (212) 723-6334	MBS Trading Stephen Weinstein (212) 723-5648 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The information herein is proprietary and confidential and may not be copied, shown, disclosed or distributed to any other person. The information herein is preliminary, subject to change without notice, and may be incomplete or condensed. No representation or warranty is made as to the accuracy of the information or the reasonableness of the assumptions contained herein. All assumptions and information contained herein constitute a judgment only as of the dates specified and are subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

This information is not an offer to enter into any transaction, or a commitment by us to enter into any transaction. This information is provided to you for information purposes only and is subject to the final expression of the terms of the transaction set forth in the definitive agreement. Neither the information nor the assumptions reflected herein should be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, commodities or derivative instruments mentioned herein. No sale of the securities described herein may be consummated without the purchaser first having received a Private Placement Memorandum.

By accepting this information, (A) you agree that you are a qualified institutional buyer (as defined in Rule 144A of the Securities Act of 1933 (the “Securities Act”)) and (B) you understand that (i) the transaction is subject to a risk of loss, and possibly total loss, of principal, (ii) the Information does not purport to identify the risks (direct or indirect) or other material considerations, which may be associated with you entering into the proposed transaction and (iii) the securities described herein have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered, sold or otherwise transferred unless an exemption from registration under the Securities Act and applicable state securities laws is available.

Citigroup Global Markets Inc. ("CGMI") is not acting as your advisor or agent. Prior to entering into any transaction, you should determine, without reliance upon CGM or its affiliates, the economic risks and merits, as well as the legal, tax and accounting characterizations and consequences of the transaction, and independently determine that you are able to assume these risks. In this regard, by acceptance of these materials, you acknowledge that you have been advised that (a) CGM is not in the business of providing legal, tax or accounting advice, (b) you understand that there may be legal, tax or accounting risks associated with the transaction, (c) you should receive legal, tax and accounting advice from advisors with appropriate expertise to assess relevant risks, and (d) you should apprise senior management in your organization as to the legal, tax and accounting advice (and, if applicable, risks) associated with this transaction and CGMI's disclaimers as to these matters.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2007-AMC2

Offered Certificates:	Approximately $161,959,000 senior floating-rate certificates (the Class A-2 Certificates).

Non-Offered Certificates:
Class A-1, Class A-3A, Class A-3B, Class A-3C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class CE, Class P, Class R and Class R-X Certificates.

Class A Certificates:	The Group I, the Group II and the Group III Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates	Class A-2 Certificates which evidence interests in the Group II Mortgage Loans.

Group III Certificates:	Class A-3A, Class A-3B and Class A-3C Certificates which evidence interests in the Group III Mortgage Loans.

Seller:	Citigroup Global Markets Realty Corp.

Originators:	Argent Mortgage Company, LLC with respect to approximately 91.21% of the Mortgage Loans and Ameriquest Mortgage Company with respect to approximately 8.79% of the Mortgage Loans.

Servicer:
Ocwen Loan Servicing LLC for approximately 48.65% of the mortgage loans. Ocwen Loan Servicing LLC currently has a Servicer Quality rating of “SQ2-“ by Moody’s and a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

GMAC Mortgage Corporation for approximately 51.35% of the mortgage loans. GMAC Mortgage Corporation currently has a Master Servicer Quality rating of “SQ1” by Moody’s and a rating of “Above Average” by S&P as a Primary Servicer of subprime residential mortgage loans.

Master Servicer and Trust Administrator	Wells Fargo Bank N.A.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trustee:	[U.S. Bank National Association]

Cap Provider:	[TBD]

Mortgage Loans:
10,303 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $2,194,940,542.

For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into three loan groups, designated as follows:

Group I Mortgage Loans: 4,664 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $850,084,310. The Group I Mortgage Loans have principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 1,067 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $203,338,830. The Group II Mortgage Loans have principal balances at origination that may or may not conform to principal balance limits of Fannie Mae.

Group III Mortgage Loans: 4,572 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,141,517,402. The Group III Mortgage Loans have principal balances at origination that may or may not conform to principal balance limits of Freddie Mac and or Fannie Mae.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about March 30, 2007.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing April 2007

Cut-Off Date:	March 1, 2007.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:
Sum of the Servicing Fee, the Master Servicing Fee Rate and Credit Risk Manager Fee equal to [0.514]% per annum.
For purposes of modeling assumptions the Credit Risk Manager Fee has been assumed as 0.020%, and the total fee has been assumed as 0.520%

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be [January 2037].

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

Tax Status:
Each Offered Certificate will be treated as representing a REMIC regular interest and the right to receive Excess Interest as a result of any application of the related Net WAC Cap for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the related Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•       On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related Maximum Cap Rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related Maximum Cap Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related Mortgage Loans plus any Excess Interest from the Mortgage Loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 40.70% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Net Mortgage Rate:
The Maximum Net Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period),

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group II Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period),

(c) the Group III Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group III Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period),

(d) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates, (ii) the Maximum Cap Rate for the Group II Certificates and (iii) the Maximum Cap Rate for the Group III Certificates.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, the servicer and the master servicer to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, the servicer and the master servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Group III Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group III Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group III Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, servicer and the master servicer, to the extent applied as recoveries of principal on the Group III Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
Group I Certificates: For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group I Mortgage Loans.

Group II Certificates: For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group II Mortgage Loans.

Group III Certificates: For any Distribution Date and the Group III Certificates, the Group III Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group III Mortgage Loans.

Class M Certificates: For any Distribution Date and the Class M Certificates, the Class M Net WAC Cap is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Cap for the Group I Certificates (ii) the Net WAC Cap for the Group II Certificates and (iii) the Net WAC Cap for the Group III Certificates.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x)    the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for prior Distribution Dates, over the amount in respect of interest actually distributed on each class on prior Distribution Dates and
(y)   interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Cap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x)    the sum of:
(i) the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii) the overcollateralization amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y)    the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Master Servicer, the Trustee, or Credit Risk Managers of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:	On any Distribution Date, the lesser of (i) the outstanding certificate prinicpal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order build to or maintain the Targeted Overcollateralization Amount minus any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 59.30% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 59.30% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

Group III Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group III Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group III Certificates over (ii) the lesser of (a) approximately 59.30% of the outstanding principal balance of the Group III Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group III Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group III Mortgage Loans as of the cut-off date.

All distributions of principal to the Group III Certificates on any Distribution Date will be distributed first to the Class A-3A Certificates, second to the Class A-3B Certificates and third to the Class A-3C Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group III Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of more senior Certificates after distribution of more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
[On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A Certificates and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates as set forth in the cap schedule on page [17] equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) [the strike rates corresponding to each period] and (b) the notional balance for such Distribution Date as set forth on page [17] herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.]

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  To pay interest on the related Class A Certificates on a pro-rata basis (based on the entitlement of such class) including any accrued unpaid interest from a prior Distribution Date first from the related loan group, then from the other loan group if necessary, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Group I Principal Distribution Amount to the Group I Certificates, to pay the Group II Principal Distribution Amount to the Group II Certificates and to pay the Group III Principal Distribution Amount to the Group III Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group III Certificates will be distributed sequentially to the Class A-3A, Class A-3B and Class A-3C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group III Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.
b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Group I, Group II and Group III Principal Distribution Amounts to the Group I, Group II, and Group III Certificates, respectively until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group III Certificates will be distributed sequentially to the Class A-3A, Class A-3B and Class A-3C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group III Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.
b)  To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.
4.       From Excess Interest, if any, to cover current losses
5.       From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary and included in the Principal Distribution Amounts:
6.       From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7.       From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8.     From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:

(i)  to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
9.       From the cash received from the cap agreement to cover Interest Carry Forward Amounts on the Class A Certificates.
10.     To pay the cash received from the cap agreement in the same priority as clauses (4) to (8) above.
11.     To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
April 2009 through March 2010	[1.45]%
April 2010 through March 2011	[3.20]%
April 2011 through March 2012	[5.05]%
April 2012 through March 2013	[6.55]%
April 2013 and thereafter	[7.35]%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [39.25]% of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addition, the certificates will have the benefit of the Cap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	20.35	40.70
M-1	17.05	34.10
M-2	14.00	28.00
M-3	12.25	24.50
M-4	10.65	21.30
M-5	9.15	18.30
M-6	7.70	15.40
M-7	6.40	12.80
M-8	5.25	10.50
M-9	4.30	8.60
M-10	3.15	6.30
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)  the Targeted Overcollateralization Amount for such Distribution Date over
(y)  the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)  the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [3.15]% of the principal balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [6.30]% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, any cap proceeds that are available for this purpose and overcollateralization amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.72	21.40	40	8.82	18.45
2	7.56	20.20	41	8.52	18.24
3	7.32	19.91	42	8.51	18.20
4	7.56	20.10	43	8.79	18.48
5	7.32	19.81	44	8.49	18.14
6	7.32	19.75	45	8.80	18.72
7	7.56	20.46	46	8.52	18.46
8	7.31	20.12	47	8.51	18.41
9	7.56	20.25	48	9.41	19.38
10	7.31	19.89	49	8.49	18.20
11	7.31	19.76	50	8.76	18.44
12	7.82	20.13	51	8.47	18.16
13	7.31	19.48	52	8.74	18.44
14	7.56	19.59	53	8.45	18.04
15	7.31	19.19	54	8.44	17.95
16	7.55	19.24	55	8.71	18.19
17	7.31	18.70	56	8.42	17.80
18	7.31	18.37	57	8.69	18.15
19	7.57	18.31	58	8.40	17.79
20	7.35	17.95	59	8.39	17.71
21	8.05	18.55	60	8.96	18.29
22	7.91	18.28	61	8.37	17.55
23	7.88	18.12	62	8.64	17.78
24	8.70	18.78	63	8.36	9.52
25	7.86	17.77	64	8.62	9.82
26	8.12	17.81	65	8.34	9.48
27	8.00	17.48	66	8.33	9.46
28	8.30	17.61	67	8.59	9.76
29	8.02	17.18	68	8.31	9.43
30	8.02	17.01	69	8.57	9.72
31	8.29	17.14	70	8.29	9.39
32	8.03	16.80	71	8.28	9.37
33	8.64	17.50	72	9.15	10.35
34	8.47	17.29	73	8.26	9.33
35	8.45	17.20	74	8.53	9.63
36	9.34	18.04	75	8.24	9.30
37	8.43	16.97	76	8.51	9.59
38	8.71	17.52	77	8.22	9.26
39	8.51	17.79

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.34% and 5.39% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Cap Agreement Schedule

Distribution Date	Period	Notional Balance ($)	Strike
4/25/2007	1	1,987,189,100.00	6.00%
5/25/2007	2	1,960,148,634.86	6.00%
6/25/2007	3	1,927,746,855.46	6.00%
7/25/2007	4	1,891,078,317.73	6.00%
8/25/2007	5	1,850,719,414.42	6.00%
9/25/2007	6	1,805,482,915.34	6.00%
10/25/2007	7	1,756,336,374.12	5.40%
11/25/2007	8	1,700,632,201.58	5.40%
12/25/2007	9	1,640,910,178.54	5.40%
1/25/2008	10	1,580,908,127.96	5.40%
2/25/2008	11	1,522,088,634.87	5.40%
3/25/2008	12	1,464,557,736.05	5.40%
4/25/2008	13	1,408,658,992.72	5.40%
5/25/2008	14	1,355,079,837.04	5.40%
6/25/2008	15	1,300,865,969.73	5.40%
7/25/2008	16	1,245,367,285.69	5.40%
8/25/2008	17	1,179,742,994.09	5.40%
9/25/2008	18	1,113,824,442.09	5.40%
10/25/2008	19	1,051,833,624.34	5.40%
11/25/2008	20	993,231,549.00	5.40%
12/25/2008	21	937,453,337.96	5.40%
1/25/2009	22	883,036,837.33	5.40%
2/25/2009	23	831,226,334.40	5.40%
3/25/2009	24	782,484,524.77	5.40%
4/25/2009	25	736,505,691.13	5.25%
5/25/2009	26	698,619,475.73	5.25%
6/25/2009	27	659,843,856.96	5.25%
7/25/2009	28	627,520,560.68	5.25%
8/25/2009	29	598,634,476.23	5.25%
9/25/2009	30	571,044,253.42	5.25%
10/25/2009	31	544,684,377.73	5.25%
11/25/2009	32	519,493,334.85	5.25%
12/25/2009	33	495,414,781.55	5.25%
1/25/2010	34	472,407,641.39	5.25%
2/25/2010	35	450,411,959.54	5.25%
3/25/2010	36	429,430,523.13	5.25%
4/25/2010	37	409,411,385.19	5.25%
5/25/2010	38	409,411,385.19	5.25%
6/25/2010	39	409,411,385.19	5.25%
7/25/2010	40	409,411,385.19	5.25%
8/25/2010	41	402,069,374.29	5.25%
9/25/2010	42	388,978,575.76	5.25%
10/25/2010	43	376,316,698.95	5.25%
11/25/2010	44	364,069,597.37	5.25%
12/25/2010	45	352,223,589.14	5.25%
1/25/2011	46	340,765,900.13	5.25%
2/25/2011	47	329,683,394.17	5.25%
3/25/2011	48	318,963,524.43	5.25%
4/25/2011	49	308,594,337.14	5.45%
5/25/2011	50	297,348,284.10	5.45%
6/25/2011	51	286,515,203.88	5.45%
7/25/2011	52	276,079,997.19	5.45%
8/25/2011	53	266,027,290.82	5.45%
9/25/2011	54	256,342,908.29	5.45%
10/25/2011	55	247,013,478.17	5.45%
11/25/2011	56	238,025,845.53	5.45%
12/25/2011	57	229,366,962.93	5.45%
1/25/2012	58	221,003,916.45	5.45%
2/25/2012	59	212,940,371.14	5.45%
3/25/2012	60	205,172,951.70	5.45%
4/25/2012	61	197,690,698.66	5.45%
5/25/2012	62	190,483,065.42	5.45%

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.87	2.40	1.25	0.96
Principal Window (mos)	1 - 315	1 - 188	1 - 33	1 - 25
Principal Window End (date)	Jun-33	Nov-22	Dec-09	Apr-09

A-2
WAL (yrs)	4.95	2.47	1.27	0.98
Principal Window (mos)	1 - 318	1 - 193	1 - 33	1 - 25
Principal Window End (date)	Sep-33	Apr-23	Dec-09	Apr-09

A-3A
WAL (yrs)	1.75	1.00	0.71	0.55
Principal Window (mos)	1 - 42	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Sep-10	Jan-09	Jul-08	Mar-08

A-3B
WAL (yrs)	6.67	2.90	1.71	1.35
Principal Window (mos)	42 - 151	22 - 72	16 - 27	12 - 21
Principal Window End (date)	Oct-19	Mar-13	Jun-09	Dec-08

A-3C
WAL (yrs)	17.22	8.75	2.42	1.86
Principal Window (mos)	151 - 313	72 - 184	27 - 32	21 - 24
Principal Window End (date)	Apr-33	Jul-22	Nov-09	Mar-09

M-1
WAL (yrs)	9.58	5.29	5.83	4.15
Principal Window (mos)	50 - 285	46 - 159	33 - 119	25 - 83
Principal Window End (date)	Dec-30	Jun-20	Feb-17	Feb-14

M-2
WAL (yrs)	9.56	5.13	5.27	3.73
Principal Window (mos)	50 - 272	44 - 146	54 - 92	39 - 64
Principal Window End (date)	Nov-29	May-19	Nov-14	Jul-12

M-3
WAL (yrs)	9.53	5.04	4.49	3.22
Principal Window (mos)	50 - 262	42 - 139	49 - 87	35 - 61
Principal Window End (date)	Jan-29	Oct-18	Jun-14	Apr-12

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.51	4.98	4.18	3.02
Principal Window (mos)	50 - 255	41 - 134	45 - 84	33 - 58
Principal Window End (date)	Jun-28	May-18	Mar-14	Jan-12

M-5
WAL (yrs)	9.48	4.93	3.96	2.90
Principal Window (mos)	50 - 248	40 - 129	42 - 80	32 - 56
Principal Window End (date)	Nov-27	Dec-17	Nov-13	Nov-11

M-6
WAL (yrs)	9.43	4.87	3.79	2.80
Principal Window (mos)	50 - 239	40 - 124	40 - 76	30 - 54
Principal Window End (date)	Feb-27	Jul-17	Jul-13	Sep-11

M-7
WAL (yrs)	9.38	4.81	3.65	2.71
Principal Window (mos)	50 - 229	39 - 118	38 - 72	29 - 51
Principal Window End (date)	Apr-26	Jan-17	Mar-13	Jun-11

M-8
WAL (yrs)	9.30	4.76	3.53	2.64
Principal Window (mos)	50 - 218	38 - 111	37 - 68	28 - 48
Principal Window End (date)	May-25	Jun-16	Nov-12	Mar-11

M-9
WAL (yrs)	9.21	4.67	3.43	2.56
Principal Window (mos)	50 - 206	38 - 104	36 - 63	28 - 45
Principal Window End (date)	May-24	Nov-15	Jun-12	Dec-10

M-10
WAL (yrs)	9.05	4.58	3.32	2.49
Principal Window (mos)	50 - 194	38 - 97	35 - 59	27 - 42
Principal Window End (date)	May-23	Apr-15	Feb-12	Sep-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.52	2.19	1.25	0.96
Principal Window (mos)	1 - 159	1 - 77	1 - 33	1 - 25
Principal Window End (date)	Jun-20	Aug-13	Dec-09	Apr-09

A-2
WAL (yrs)	4.58	2.24	1.27	0.98
Principal Window (mos)	1 - 159	1 - 77	1 - 33	1 - 25
Principal Window End (date)	Jun-20	Aug-13	Dec-09	Apr-09

A-3A
WAL (yrs)	1.75	1.00	0.71	0.55
Principal Window (mos)	1 - 42	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Sep-10	Jan-09	Jul-08	Mar-08

A-3B
WAL (yrs)	6.67	2.90	1.71	1.35
Principal Window (mos)	42 - 151	22 - 72	16 - 27	12 - 21
Principal Window End (date)	Oct-19	Mar-13	Jun-09	Dec-08

A-3C
WAL (yrs)	13.19	6.38	2.42	1.86
Principal Window (mos)	151 - 159	72 - 77	27 - 32	21 - 24
Principal Window End (date)	Jun-20	Aug-13	Nov-09	Mar-09

M-1
WAL (yrs)	8.70	4.77	3.49	2.56
Principal Window (mos)	50 - 159	46 - 77	33 - 47	25 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-2
WAL (yrs)	8.70	4.63	3.90	2.82
Principal Window (mos)	50 - 159	44 - 77	47 - 47	34 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-3
WAL (yrs)	8.70	4.55	3.90	2.82
Principal Window (mos)	50 - 159	42 - 77	47 - 47	34 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

Assumptions:
Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.70	4.51	3.86	2.81
Principal Window (mos)	50 - 159	41 - 77	45 - 47	33 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-5
WAL (yrs)	8.70	4.48	3.68	2.72
Principal Window (mos)	50 - 159	40 - 77	42 - 47	32 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-6
WAL (yrs)	8.70	4.45	3.53	2.63
Principal Window (mos)	50 - 159	40 - 77	40 - 47	30 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-7
WAL (yrs)	8.70	4.42	3.42	2.55
Principal Window (mos)	50 - 159	39 - 77	38 - 47	29 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-8
WAL (yrs)	8.70	4.41	3.32	2.50
Principal Window (mos)	50 - 159	38 - 77	37 - 47	28 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-9
WAL (yrs)	8.70	4.38	3.26	2.45
Principal Window (mos)	50 - 159	38 - 77	36 - 47	28 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-10
WAL (yrs)	8.70	4.38	3.21	2.42
Principal Window (mos)	50 - 159	38 - 77	35 - 47	27 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

Assumptions:
Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.81	28	3.31	55	3.82
2	2.09	29	3.13	56	3.63
3	1.92	30	3.13	57	3.80
4	2.10	31	3.31	58	3.61
5	1.92	32	3.16	59	3.60
6	1.92	33	3.74	60	3.95
7	2.10	34	3.72	61	3.58
8	1.93	35	3.71	62	3.75
9	2.10	36	4.24	63	3.56
10	1.93	37	3.71	64	3.73
11	1.93	38	3.71	65	3.54
12	2.28	39	3.68	66	3.53
13	1.94	40	3.93	67	3.70
14	2.11	41	3.75	68	3.51
15	1.94	42	3.75	69	3.68
16	2.11	43	3.92	70	3.49
17	1.94	44	3.74	71	3.48
18	1.95	45	3.94	72	4.00
19	2.13	46	3.77	73	3.45
20	1.99	47	3.76	74	3.62
21	2.77	48	4.29	75	3.44
22	2.79	49	3.69	76	3.61
23	2.77	50	3.86	77	3.42
24	3.29	51	3.68
25	2.82	52	3.85
26	3.00	53	3.66
27	3.06	54	3.65

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.34% 6mL = 5.39%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.34000	5.39000	2.81	40	5.04144	5.11935	4.02
2	5.34719	5.37326	2.09	41	5.04903	5.12816	3.84
3	5.34728	5.35165	1.91	42	5.05801	5.13549	3.83
4	5.33673	5.32391	2.10	43	5.06915	5.14134	3.99
5	5.31309	5.29079	1.95	44	5.08139	5.14588	3.80
6	5.28326	5.25373	1.98	45	5.08993	5.14936	3.99
7	5.25186	5.21482	2.18	46	5.09315	5.15236	3.83
8	5.22039	5.17634	2.04	47	5.09207	5.15557	3.82
9	5.18450	5.14043	2.25	48	5.09239	5.15958	4.33
10	5.14232	5.10827	2.12	49	5.09581	5.16410	3.80
11	5.09561	5.08075	2.17	50	5.10181	5.16864	3.96
12	5.05485	5.05846	2.54	51	5.10750	5.17277	3.79
13	5.02592	5.04056	2.24	52	5.11204	5.17652	3.95
14	5.00953	5.02536	2.42	53	5.11557	5.18005	3.77
15	4.99562	5.01115	2.27	54	5.11898	5.18353	3.75
16	4.98069	4.99836	2.45	55	5.12248	5.18703	3.91
17	4.96462	4.98826	2.30	56	5.12605	5.19059	3.73
18	4.94970	4.98196	2.32	57	5.12950	5.19426	3.90
19	4.93661	4.97921	2.50	58	5.13279	5.19810	3.71
20	4.92602	4.97928	2.38	59	5.13600	5.20212	3.70
21	4.92051	4.98136	3.15	60	5.13949	5.20635	4.03
22	4.92130	4.98485	3.18	61	5.14339	5.21077	3.67
23	4.92760	4.98908	3.16	62	5.14764	5.21532	3.83
24	4.93355	4.99354	3.64	63	5.15200	5.21998	3.65
25	4.93702	4.99850	3.13	64	5.15640	5.22474	3.82
26	4.93828	5.00454	3.30	65	5.16085	5.22961	3.63
27	4.94098	5.01209	3.33	66	5.16542	5.23460	3.62
28	4.94620	5.02057	3.56	67	5.17013	5.23971	3.78
29	4.95379	5.02903	3.38	68	5.17498	5.24492	3.59
30	4.96268	5.03666	3.37	69	5.17993	5.25022	3.76
31	4.97252	5.04358	3.53	70	5.18500	5.25559	3.57
32	4.98267	5.05021	3.38	71	5.19016	5.26104	3.56
33	4.99078	5.05696	3.92	72	5.19540	5.26653	4.07
34	4.99587	5.06410	3.88	73	5.20071	5.27207	3.53
35	4.99862	5.07185	3.88	74	5.20609	5.27765	3.69
36	5.00337	5.08043	4.37	75	5.21150	5.28325	3.51
37	5.01147	5.08974	3.86	76	5.21695	5.28886	3.67
38	5.02234	5.09956	3.86	77	5.22242	5.29449	3.48
39	5.03268	5.10961	3.79

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement if any
5.15 day lookback for 6m Libor

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	28.69	6.24	20.53
M-2	23.19	7.11	17.91
M-3	20.38	8.55	16.42
M-4	17.98	9.18	15.04
M-5	15.87	9.78	13.73
M-6	13.90	10.31	12.43
M-7	12.10	10.97	11.17
M-8	10.58	11.68	10.04
M-9	9.44	12.38	9.15
M-10	8.46	12.30	8.35

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
8.	15 day lookback for 6m Libor
9.	100% Principal and Interest Advancing
10.	To maturity

Group 2 Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$203,338,829.53
Number of Mortgage Loans	1,067
Average Scheduled Principal Balance:	$190,570.60	$24,380.90	$574,802.98
Weighted Average Gross Coupon:	8.080%	5.800%	12.650%
Non-Zero Weighted Average Original Credit Score:	602	500	802
Weighted Average Combined LTV Ratio (1):	80.35%	17.53%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	81.72%	17.53%	100.00%
Weighted Average Effective LTV Ratio(3):	80.35%	17.53%	100.00%
Weighted Average Stated Remaining Term:	353 Months	174 Months	357 Months
Weighted Average Original Term:	357 Months	180 Months	360 Months
Weighted Average Roll Term:	25 Months	16 Months	57 Months
Weighted Average Gross Margin:	5.710%	2.750%	7.050%
Weighted Average Initial Periodic Rate Cap:	2.011%	2.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.000%	1.000%	1.000%
Weighted Average Gross Maximum Lifetime Rate:	14.189%	11.800%	18.500%
Weighted Average Gross Minimum Lifetime Rate:	8.190%	5.875%	12.500%
Weighted Average Seasoning:	4 Months	3 Months	8 Months
Weighted Average First Pay Date:	December 2006	August 2006	January 2007
Weighted Average First Adjustment Date:	March 2009	July 2008	December 2011
Percent Interest Only Loans:	8.25%
Percent Second Liens:	1.53%
Percent of First Liens that have a Silent Second:	7.48%
Weighted Average Debt-To-Income Ratio:	41.55%	20.00%	55.00%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Group 2 Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed	454	69,540,509.69	34.20	153,172.93	7.961	80.30	80.62	80.30	617
Fixed Dual Am 40/20	47	11,068,491.24	5.44	235,499.81	7.625	81.29	82.62	81.29	609
Hybrid 2 Yrs Dual Am 40/20	116	29,444,758.28	14.48	253,834.12	8.299	81.42	82.63	81.42	593
Hybrid 2 Yrs Fixed	192	35,413,834.24	17.42	184,447.05	8.680	78.62	79.25	78.62	573
Hybrid 2 Yrs Fixed IO	37	10,335,782.39	5.08	279,345.47	7.253	84.12	91.27	84.12	661
Hybrid 3 Yrs Dual Am 40/20	70	16,480,916.13	8.11	235,441.66	7.924	80.14	81.62	80.14	582
Hybrid 3 Yrs Fixed	124	24,442,041.03	12.02	197,113.23	8.227	78.80	80.58	78.80	582
Hybrid 3 Yrs Fixed IO	24	6,085,369.55	2.99	253,557.06	7.049	84.08	91.16	84.08	657
Hybrid 5 Yrs Fixed	1	176,659.05	0.09	176,659.05	8.250	73.67	73.67	73.67	581
Hybrid 5 Yrs Fixed IO	2	350,467.93	0.17	175,233.97	6.689	88.91	88.91	88.91	697
	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Servicer of the Group 2 Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
GMAC	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Originator of the Group 2 Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Argent	890	173,991,479.26	85.57	195,496.04	8.119	80.35	81.96	80.35	598
Ameriquest	177	29,347,350.27	14.43	165,804.24	7.852	80.32	80.32	80.32	628
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Principal Balances of the Group 2 Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
24,600.00 - 25,000.00	1	24,380.90	0.01	24,380.90	10.990	100.00	100.00	100.00	626
25,000.01 - 50,000.00	32	1,259,778.65	0.62	39,368.08	11.203	91.26	91.26	91.26	627
50,000.01 - 75,000.00	77	5,001,061.14	2.46	64,948.85	9.334	81.30	81.61	81.30	599
75,000.01 - 100,000.00	102	8,903,645.82	4.38	87,290.65	8.854	75.84	76.66	75.84	588
100,000.01 - 125,000.00	114	12,975,071.65	6.38	113,816.42	8.548	79.12	79.62	79.12	585
125,000.01 - 150,000.00	100	13,715,920.60	6.75	137,159.21	8.143	77.07	78.87	77.07	596
150,000.01 - 175,000.00	89	14,363,624.68	7.06	161,389.04	7.971	78.72	79.82	78.72	601
175,000.01 - 200,000.00	116	21,690,481.15	10.67	186,986.91	8.061	80.88	81.65	80.88	607
200,000.01 - 225,000.00	100	21,142,382.66	10.40	211,423.83	8.131	81.13	82.71	81.13	599
225,000.01 - 250,000.00	68	16,180,125.62	7.96	237,943.02	8.227	82.24	83.12	82.24	588
250,000.01 - 275,000.00	47	12,230,704.46	6.01	260,227.75	7.817	78.99	82.59	78.99	606
275,000.01 - 300,000.00	52	14,963,226.33	7.36	287,754.35	7.948	81.32	83.14	81.32	611
300,000.01 - 350,000.00	84	27,058,588.12	13.31	322,126.05	7.857	80.50	82.24	80.50	598
350,000.01 - 400,000.00	62	23,535,125.00	11.57	379,598.79	7.630	81.95	82.90	81.95	613
400,000.01 - 500,000.00	18	7,644,335.10	3.76	424,685.28	7.614	81.39	82.48	81.39	627
500,000.01 - 576,000.00	5	2,650,377.65	1.30	530,075.53	8.039	80.00	83.83	80.00	616
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The average loan balance of the Group 2 Mortgage Loans at origination was $190,987.64.

Principal Balances of the Group 2 Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
24,380.90 - 25,000.00	1	24,380.90	0.01	24,380.90	10.990	100.00	100.00	100.00	626
25,000.01 - 50,000.00	32	1,259,778.65	0.62	39,368.08	11.203	91.26	91.26	91.26	627
50,000.01 - 75,000.00	77	5,001,061.14	2.46	64,948.85	9.334	81.30	81.61	81.30	599
75,000.01 - 100,000.00	103	9,003,127.08	4.43	87,409.00	8.850	75.77	76.59	75.77	588
100,000.01 - 125,000.00	113	12,875,590.39	6.33	113,943.28	8.548	79.19	79.70	79.19	584
125,000.01 - 150,000.00	102	14,015,226.75	6.89	137,404.18	8.143	77.29	79.06	77.29	597
150,000.01 - 175,000.00	88	14,239,250.75	7.00	161,809.67	7.966	78.49	79.60	78.49	600
175,000.01 - 200,000.00	115	21,515,548.93	10.58	187,091.73	8.062	80.93	81.71	80.93	607
200,000.01 - 225,000.00	100	21,142,382.66	10.40	211,423.83	8.131	81.13	82.71	81.13	599
225,000.01 - 250,000.00	70	16,679,813.21	8.20	238,283.05	8.163	81.92	82.78	81.92	589
250,000.01 - 275,000.00	46	12,005,927.23	5.90	260,998.42	7.875	79.32	83.34	79.32	607
275,000.01 - 300,000.00	51	14,688,315.97	7.22	288,006.20	7.961	81.34	82.90	81.34	611
300,000.01 - 350,000.00	84	27,058,588.12	13.31	322,126.05	7.857	80.50	82.24	80.50	598
350,000.01 - 400,000.00	62	23,535,125.00	11.57	379,598.79	7.630	81.95	82.90	81.95	613
400,000.01 - 500,000.00	18	7,644,335.10	3.76	424,685.28	7.614	81.39	82.48	81.39	627
500,000.01 - 574,802.98	5	2,650,377.65	1.30	530,075.53	8.039	80.00	83.83	80.00	616
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The average loan balance of the Group 2 Mortgage Loans as of the cut-off date was $190,570.60.

Gross Mortgage Rates of the Group 2 Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.800 - 6.000	6	1,298,748.56	0.64	216,458.09	5.894	77.46	77.46	77.46	667
6.001 - 6.500	47	12,658,950.33	6.23	269,339.37	6.339	77.51	78.76	77.51	654
6.501 - 7.000	124	28,241,485.53	13.89	227,753.92	6.822	78.00	81.31	78.00	633
7.001 - 7.500	141	28,851,660.01	14.19	204,621.70	7.303	79.06	81.35	79.06	619
7.501 - 8.000	161	34,089,045.66	16.76	211,733.20	7.782	80.23	81.55	80.23	605
8.001 - 8.500	173	32,332,800.96	15.90	186,894.80	8.299	78.72	79.33	78.72	584
8.501 - 9.000	157	28,947,435.48	14.24	184,378.57	8.793	81.93	82.72	81.93	577
9.001 - 9.500	94	16,581,669.01	8.15	176,400.73	9.287	82.15	82.88	82.15	568
9.501 - 10.000	64	10,963,406.29	5.39	171,303.22	9.755	85.38	85.83	85.38	580
10.001 - 10.500	27	3,193,928.92	1.57	118,293.66	10.234	82.17	82.17	82.17	568
10.501 - 11.000	22	2,427,456.73	1.19	110,338.94	10.780	89.84	89.84	89.84	595
11.001 - 11.500	22	1,899,204.84	0.93	86,327.49	11.234	92.09	92.09	92.09	609
11.501 - 12.000	8	432,151.25	0.21	54,018.91	11.854	94.66	94.66	94.66	610
12.001 - 12.500	17	1,262,472.15	0.62	74,263.07	12.230	86.69	86.69	86.69	594
12.501 - 12.650	4	158,413.81	0.08	39,603.45	12.620	100.00	100.00	100.00	653
WtAvg 8.080	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The weighted-average mortgage rate of the Group 2 Mortgage Loans as of the cut-off date was 8.080%.

Original Term to Maturity of the Group 2 Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
180 - 240	35	3,817,507.32	1.88	109,071.64	7.923	71.66	72.49	71.66	605
241 - 360	1,032	199,521,322.21	98.12	193,334.61	8.083	80.51	81.90	80.51	602
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The weighted-average original term to maturity of the Group 2 Mortgage Loans as of the cut-off date was 357 months.

Remaining Term to Maturity of the Group 2 Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
174 - 180	20	2,317,983.37	1.14	115,899.17	8.135	75.66	75.66	75.66	601
181 - 240	15	1,499,523.95	0.74	99,968.26	7.595	65.49	67.59	65.49	611
241 - 300	2	191,752.30	0.09	95,876.15	9.702	58.99	58.99	58.99	539
301 - 357	1,030	199,329,569.91	98.03	193,523.85	8.082	80.53	81.92	80.53	602
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The weighted-average remaining term to maturity of the Group 2 Mortgage Loans as of the cut-off date was 353 months.

Seasoning of the Group 2 Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3-6	1,064	202,707,611.64	99.69	190,514.67	8.083	80.35	81.73	80.35	602
7-8	3	631,217.89	0.31	210,405.96	7.151	78.54	78.54	78.54	651
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The weighted-average seasoning of the Group 2 Mortgage Loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
17.53 - 20.00	1	84,327.61	0.04	84,327.61	6.825	17.53	17.53	17.53	684
20.01 - 25.00	4	345,269.84	0.17	86,317.46	8.781	23.04	23.04	23.04	602
25.01 - 30.00	3	377,429.41	0.19	125,809.80	7.802	29.00	29.00	29.00	557
30.01 - 35.00	6	656,304.44	0.32	109,384.07	7.442	32.32	32.32	32.32	580
35.01 - 40.00	8	1,176,951.73	0.58	147,118.97	7.903	37.70	37.70	37.70	560
40.01 - 45.00	10	1,145,472.74	0.56	114,547.27	7.629	43.59	43.59	43.59	607
45.01 - 50.00	9	1,704,788.16	0.84	189,420.91	8.048	48.76	48.76	48.76	568
50.01 - 55.00	17	2,177,856.40	1.07	128,109.20	7.471	52.78	52.78	52.78	619
55.01 - 60.00	17	3,576,210.63	1.76	210,365.33	7.729	58.25	58.25	58.25	612
60.01 - 65.00	44	8,357,567.57	4.11	189,944.72	7.864	63.54	63.54	63.54	578
65.01 - 70.00	73	14,003,536.32	6.89	191,829.26	7.936	68.71	68.71	68.71	582
70.01 - 75.00	121	23,521,757.50	11.57	194,394.69	8.040	73.63	73.63	73.63	578
75.01 - 80.00	247	51,152,443.45	25.16	207,094.91	7.875	79.39	84.71	79.39	599
80.01 - 85.00	118	24,010,056.03	11.81	203,475.05	7.847	84.13	84.13	84.13	605
85.01 - 90.00	247	49,942,887.75	24.56	202,197.93	8.185	89.52	89.67	89.52	609
90.01 - 95.00	80	17,431,295.47	8.57	217,891.19	8.544	94.75	94.75	94.75	638
95.01 - 100.00	62	3,674,674.48	1.81	59,268.94	11.172	99.94	99.94	99.94	644
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The weighted-average Combined loan-to-value ratio of the Group 2 Mortgage Loans as of the cut-off date was 80.35%.

Fully Combined Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
17.53 - 20.00	1	84,327.61	0.04	84,327.61	6.825	17.53	17.53	17.53	684
20.01 - 25.00	4	345,269.84	0.17	86,317.46	8.781	23.04	23.04	23.04	602
25.01 - 30.00	3	377,429.41	0.19	125,809.80	7.802	29.00	29.00	29.00	557
30.01 - 35.00	6	656,304.44	0.32	109,384.07	7.442	32.32	32.32	32.32	580
35.01 - 40.00	8	1,176,951.73	0.58	147,118.97	7.903	37.70	37.70	37.70	560
40.01 - 45.00	10	1,145,472.74	0.56	114,547.27	7.629	43.59	43.59	43.59	607
45.01 - 50.00	9	1,704,788.16	0.84	189,420.91	8.048	48.76	48.76	48.76	568
50.01 - 55.00	17	2,177,856.40	1.07	128,109.20	7.471	52.78	52.78	52.78	619
55.01 - 60.00	17	3,576,210.63	1.76	210,365.33	7.729	58.25	58.25	58.25	612
60.01 - 65.00	44	8,357,567.57	4.11	189,944.72	7.864	63.54	63.54	63.54	578
65.01 - 70.00	73	14,003,536.32	6.89	191,829.26	7.936	68.71	68.71	68.71	582
70.01 - 75.00	121	23,521,757.50	11.57	194,394.69	8.040	73.63	73.63	73.63	578
75.01 - 80.00	185	37,344,921.61	18.37	201,864.44	8.038	79.20	79.20	79.20	580
80.01 - 85.00	118	24,010,056.03	11.81	203,475.05	7.847	84.13	84.13	84.13	605
85.01 - 90.00	244	49,170,053.97	24.18	201,516.61	8.187	89.52	89.52	89.52	610
90.01 - 95.00	81	17,695,375.08	8.70	218,461.42	8.517	94.50	94.70	94.50	638
95.01 - 100.00	126	17,990,950.49	8.85	142,785.32	8.234	84.43	99.77	84.43	646
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The weighted-average Fully Combined loan-to-value ratio of the Group 2 Mortgage Loans as of the cut-off date was 81.72%.

Effective Loan-To-Value Ratio of the Group 2 Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
17.53 - 20.00	1	84,327.61	0.04	84,327.61	6.825	17.53	17.53	17.53	684
20.01 - 25.00	4	345,269.84	0.17	86,317.46	8.781	23.04	23.04	23.04	602
25.01 - 30.00	3	377,429.41	0.19	125,809.80	7.802	29.00	29.00	29.00	557
30.01 - 35.00	6	656,304.44	0.32	109,384.07	7.442	32.32	32.32	32.32	580
35.01 - 40.00	8	1,176,951.73	0.58	147,118.97	7.903	37.70	37.70	37.70	560
40.01 - 45.00	10	1,145,472.74	0.56	114,547.27	7.629	43.59	43.59	43.59	607
45.01 - 50.00	9	1,704,788.16	0.84	189,420.91	8.048	48.76	48.76	48.76	568
50.01 - 55.00	17	2,177,856.40	1.07	128,109.20	7.471	52.78	52.78	52.78	619
55.01 - 60.00	17	3,576,210.63	1.76	210,365.33	7.729	58.25	58.25	58.25	612
60.01 - 65.00	44	8,357,567.57	4.11	189,944.72	7.864	63.54	63.54	63.54	578
65.01 - 70.00	73	14,003,536.32	6.89	191,829.26	7.936	68.71	68.71	68.71	582
70.01 - 75.00	121	23,521,757.50	11.57	194,394.69	8.040	73.63	73.63	73.63	578
75.01 - 80.00	247	51,152,443.45	25.16	207,094.91	7.875	79.39	84.71	79.39	599
80.01 - 85.00	118	24,010,056.03	11.81	203,475.05	7.847	84.13	84.13	84.13	605
85.01 - 90.00	247	49,942,887.75	24.56	202,197.93	8.185	89.52	89.67	89.52	609
90.01 - 95.00	80	17,431,295.47	8.57	217,891.19	8.544	94.75	94.75	94.75	638
95.01 - 100.00	62	3,674,674.48	1.81	59,268.94	11.172	99.94	99.94	99.94	644
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The weighted-average Effective loan-to-value ratio of the Group 2 Mortgage Loans as of the cut-off date was 80.35%.

Occupancy Type of the Group 2 Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	1,002	191,622,290.25	94.24	191,239.81	8.049	80.47	81.93	80.47	601
Investor	60	10,713,092.52	5.27	178,551.54	8.637	79.35	79.35	79.35	625
Second Home	5	1,003,446.76	0.49	200,689.35	8.157	67.79	67.79	67.79	601
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Property Types of the Group 2 Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	825	152,026,690.00	74.77	184,274.78	8.058	80.70	81.91	80.70	600
PUD	113	24,052,781.17	11.83	212,856.47	8.013	80.72	82.82	80.72	611
Two to Four Family	61	14,767,722.83	7.26	242,093.82	8.262	76.86	77.93	76.86	612
Condominium	65	12,167,700.82	5.98	187,195.40	8.275	79.41	81.65	79.41	596
Single Family Attached	3	323,934.71	0.16	107,978.24	8.105	81.26	86.68	81.26	582
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Loan Purpose of the Group 2 Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	939	180,910,000.03	88.97	192,662.41	8.125	80.18	80.96	80.18	599
Rate/Term Refinance	128	22,428,829.50	11.03	175,225.23	7.720	81.72	87.87	81.72	629
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Documentation of the Group 2 Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	767	140,119,527.43	68.91	182,685.17	7.906	80.45	81.95	80.45	595
Stated	215	46,254,965.67	22.75	215,139.38	8.610	79.94	80.95	79.94	623
Limited	85	16,964,336.43	8.34	199,580.43	8.077	80.58	81.97	80.58	597
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Lien Position of the Group 2 Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	1,008	200,235,564.05	98.47	198,646.39	8.028	80.04	81.44	80.04	601
Second	59	3,103,265.48	1.53	52,597.72	11.446	99.93	99.93	99.93	645
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Index of the Adjustable Rate Group 2 Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	566	122,729,828.60	100.00	216,837.15	8.189	80.29	82.27	80.29	593
Total:	566	122,729,828.60	100.00	216,837.15	8.189	80.29	82.27	80.29	593

Prepayment Penalty Status of the Group 2 Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
No Prepayment Penalty	469	81,823,776.17	40.24	174,464.34	8.279	80.93	82.47	80.93	600
Has Prepayment Penalty	598	121,515,053.36	59.76	203,202.43	7.947	79.95	81.22	79.95	603
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Prepayment Penalty Term of the Group 2 Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	469	81,823,776.17	40.24	174,464.34	8.279	80.93	82.47	80.93	600
12	39	10,021,526.93	4.93	256,962.23	8.120	79.98	80.61	79.98	608
24	251	54,918,523.83	27.01	218,798.90	8.195	80.46	82.36	80.46	593
36	308	56,575,002.60	27.82	183,685.07	7.676	79.46	80.22	79.46	612
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Geographic Concentration of the Group 2 Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	130	36,768,267.67	18.08	282,832.83	7.747	76.52	78.95	76.52	614
Florida	159	31,021,291.62	15.26	195,102.46	8.067	79.75	80.22	79.75	598
Illinois	109	21,949,129.01	10.79	201,368.16	8.146	83.77	86.59	83.77	610
New Jersey	52	12,050,427.66	5.93	231,738.99	8.012	79.60	80.15	79.60	587
Maryland	53	10,875,540.23	5.35	205,198.87	7.822	80.55	81.69	80.55	596
Arizona	61	10,484,945.69	5.16	171,884.36	7.911	80.68	81.58	80.68	606
New York	32	8,352,119.66	4.11	261,003.74	7.913	75.65	75.65	75.65	595
Washington	36	7,511,482.16	3.69	208,652.28	7.821	80.78	81.92	80.78	604
Texas	47	5,985,861.50	2.94	127,358.76	8.101	78.57	78.60	78.57	589
Pennsylvania	33	5,393,514.73	2.65	163,439.84	8.330	81.52	81.52	81.52	597
Nevada	21	4,838,049.15	2.38	230,383.29	8.318	85.98	88.87	85.98	631
Michigan	31	3,813,707.63	1.88	123,022.83	8.300	83.15	87.39	83.15	599
Minnesota	18	3,576,840.64	1.76	198,713.37	8.357	80.51	82.02	80.51	589
Massachusetts	15	3,343,122.30	1.64	222,874.82	7.925	81.42	81.42	81.42	597
Colorado	18	2,766,104.62	1.36	153,672.48	8.225	87.71	88.73	87.71	642
Louisiana	23	2,557,358.59	1.26	111,189.50	8.452	80.75	80.75	80.75	569
Wisconsin	19	2,553,957.99	1.26	134,418.84	9.013	82.10	82.68	82.10	580
Hawaii	7	2,511,395.28	1.24	358,770.75	7.029	77.21	77.21	77.21	659
Missouri	17	2,029,246.52	1.00	119,367.44	9.024	85.16	87.50	85.16	597
Connecticut	11	1,991,969.52	0.98	181,088.14	8.714	80.63	80.63	80.63	570
Utah	14	1,974,600.70	0.97	141,042.91	8.761	83.62	86.78	83.62	596
Ohio	17	1,949,840.91	0.96	114,696.52	9.228	80.76	80.76	80.76	568
Tennessee	14	1,863,361.15	0.92	133,097.23	8.258	83.68	83.68	83.68	585
Oregon	11	1,858,527.78	0.91	168,957.07	8.106	81.91	81.91	81.91	594
Rhode Island	8	1,776,923.39	0.87	222,115.42	7.698	81.29	83.25	81.29	617
New Mexico	11	1,613,470.74	0.79	146,679.16	9.046	84.67	84.67	84.67	565
Georgia	14	1,450,469.74	0.71	103,604.98	9.309	85.05	85.05	85.05	576
North Carolina	11	1,349,948.24	0.66	122,722.57	8.565	79.61	83.13	79.61	602
Delaware	7	1,215,705.28	0.60	173,672.18	8.237	84.26	84.26	84.26	573
Iowa	11	1,097,305.78	0.54	99,755.07	8.762	81.83	88.67	81.83	587
Maine	5	862,441.49	0.42	172,488.30	8.008	82.83	82.83	82.83	581
Oklahoma	7	784,164.43	0.39	112,023.49	8.405	86.57	86.57	86.57	613
South Carolina	6	629,912.93	0.31	104,985.49	8.658	75.11	75.11	75.11	577
Arkansas	4	552,402.16	0.27	138,100.54	10.136	83.82	83.82	83.82	572
Indiana	6	546,812.16	0.27	91,135.36	8.948	86.03	86.03	86.03	599
Alabama	5	523,394.22	0.26	104,678.84	8.453	84.42	84.42	84.42	574
New Hampshire	3	509,907.29	0.25	169,969.10	7.923	85.15	95.32	85.15	640
Idaho	4	408,147.78	0.20	102,036.95	8.428	81.83	81.83	81.83	602
Kansas	3	343,768.54	0.17	114,589.51	8.570	74.98	74.98	74.98	622
Mississippi	2	342,022.69	0.17	171,011.35	9.341	83.41	83.41	83.41	560
Nebraska	3	328,734.61	0.16	109,578.20	9.411	87.18	87.18	87.18	589
Alaska	2	307,660.66	0.15	153,830.33	8.004	87.46	87.46	87.46	562
Kentucky	4	305,229.73	0.15	76,307.43	8.540	88.59	95.18	88.59	597
Wyoming	2	270,263.70	0.13	135,131.85	7.911	84.42	95.58	84.42	638
South Dakota	1	99,481.26	0.05	99,481.26	8.500	70.00	70.00	70.00	616
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Mortgage Insurance Coverage of the Group 2 Mortgage Loans
Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Credit Score of the Group 2 Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	106	20,051,654.54	9.86	189,166.55	8.720	75.10	75.10	75.10	511
525 - 549	128	24,083,024.32	11.84	188,148.63	8.564	77.41	77.48	77.41	537
550 - 574	137	24,701,756.50	12.15	180,304.79	8.414	78.99	79.11	78.99	561
575 - 599	136	25,891,752.91	12.73	190,380.54	8.254	79.32	79.49	79.32	588
600 - 624	192	33,691,608.32	16.57	175,477.13	8.117	80.94	82.39	80.94	610
625 - 649	162	32,928,761.42	16.19	203,263.96	7.658	83.37	86.28	83.37	638
650 - 674	113	22,037,552.35	10.84	195,022.59	7.581	82.78	86.25	82.78	661
675 - 699	54	12,464,733.47	6.13	230,828.40	7.393	82.74	84.92	82.74	684
700 - 724	28	4,799,171.85	2.36	171,398.99	7.576	85.39	88.28	85.39	712
725 - 749	5	1,296,182.75	0.64	259,236.55	7.191	89.02	95.44	89.02	739
750 - 774	4	727,606.71	0.36	181,901.68	7.396	85.30	85.30	85.30	758
775 - 799	1	296,480.88	0.15	296,480.88	7.625	95.00	95.00	95.00	794
800 - 802	1	368,543.51	0.18	368,543.51	6.100	53.24	53.24	53.24	802
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The non-zero weighted-average credit score of the Group 2 Mortgage Loans as of the cut-off date was 602.

Debt-To-Income Ratio of the Group 2 Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20.00 - 20.00	9	1,171,164.94	0.58	130,129.44	8.379	75.03	75.03	75.03	615
20.01 - 25.00	56	8,511,880.03	4.19	151,997.86	7.891	78.68	79.80	78.68	609
25.01 - 30.00	87	14,784,620.10	7.27	169,938.16	8.252	78.11	79.18	78.11	603
30.01 - 35.00	120	21,389,513.70	10.52	178,245.95	8.208	77.75	78.41	77.75	603
35.01 - 40.00	173	33,565,480.37	16.51	194,020.12	8.036	80.93	82.10	80.93	608
40.01 - 45.00	221	42,812,677.64	21.05	193,722.52	8.048	81.48	83.15	81.48	604
45.01 - 50.00	340	70,266,999.55	34.56	206,667.65	8.096	82.48	84.33	82.48	598
50.01 - 55.00	61	10,836,493.20	5.33	177,647.43	7.880	70.30	70.30	70.30	588
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

The non-zero weighted-average debt-to-income ratio of the Group 2 Mortgage Loans as of the cut-off date was 41.55%.

Margin of the Adjustable-Rate Group 2 Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.750 - 3.000	5	1,017,967.93	0.83	203,593.59	6.699	91.83	91.83	91.83	712
3.001 - 3.500	2	780,663.77	0.64	390,331.89	7.348	77.36	77.36	77.36	677
3.501 - 4.000	4	873,745.57	0.71	218,436.39	6.441	76.66	76.66	76.66	645
4.001 - 4.500	77	16,641,941.17	13.56	216,129.11	8.131	83.10	86.28	83.10	605
4.501 - 5.000	11	1,675,451.01	1.37	152,313.73	8.181	76.09	76.09	76.09	569
5.001 - 5.500	13	2,081,531.48	1.70	160,117.81	8.870	76.29	76.29	76.29	549
5.501 - 6.000	453	99,467,602.46	81.05	219,575.28	8.224	79.92	81.83	79.92	590
7.001 - 7.050	1	190,925.21	0.16	190,925.21	7.450	75.00	75.00	75.00	606
Total:	566	122,729,828.60	100.00	216,837.15	8.189	80.29	82.27	80.29	593

The weighted-average margin of the adjustable rate Group 2 mortgage loans as of the cut-off date was 5.710%.

Months to Next Rate Adjustment Date of the Adjustable-Rate Group 2 Mortgage Loans
Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13 - 18	12	2,173,322.51	1.77	181,110.21	8.372	81.81	81.81	81.81	579
19 - 24	333	73,021,052.40	59.50	219,282.44	8.333	80.43	82.24	80.43	593
25 - 30	9	1,646,327.32	1.34	182,925.26	8.706	84.00	84.00	84.00	632
31 - 36	209	45,361,999.39	36.96	217,043.06	7.942	79.81	82.25	79.81	590
55 - 57	3	527,126.98	0.43	175,708.99	7.212	83.80	83.80	83.80	658
Total:	566	122,729,828.60	100.00	216,837.15	8.189	80.29	82.27	80.29	593

The weighted-average months to next rate adjustment date of the adjustable rate Group 2 mortgage loans as of the cut-off date was 25.

Maximum Mortgage Rate of the Adjustable-Rate Group 2 Mortgage Loans
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.800 - 12.000	6	1,298,748.56	1.06	216,458.09	5.894	77.46	77.46	77.46	667
12.001 - 12.500	19	5,389,106.49	4.39	283,637.18	6.346	81.89	84.02	81.89	652
12.501 - 13.000	54	13,826,959.14	11.27	256,054.80	6.814	78.00	84.11	78.00	626
13.001 - 13.500	67	15,062,691.08	12.27	224,816.28	7.289	77.40	81.30	77.40	602
13.501 - 14.000	86	20,265,429.10	16.51	235,644.52	7.793	79.84	81.80	79.84	603
14.001 - 14.500	102	21,782,632.24	17.75	213,555.22	8.292	79.44	79.90	79.44	576
14.501 - 15.000	97	19,522,059.35	15.91	201,258.34	8.797	81.97	83.14	81.97	577
15.001 - 15.500	62	12,452,892.00	10.15	200,853.10	9.278	81.90	82.74	81.90	567
15.501 - 16.000	40	8,021,046.02	6.54	200,526.15	9.776	85.15	85.78	85.15	579
16.001 - 16.500	13	1,975,729.83	1.61	151,979.22	10.242	78.60	78.60	78.60	555
16.501 - 17.000	12	1,743,434.26	1.42	145,286.19	10.741	86.94	86.94	86.94	577
17.001 - 17.500	5	897,144.24	0.73	179,428.85	11.155	88.16	88.16	88.16	581
17.501 - 18.000	1	76,903.37	0.06	76,903.37	11.650	70.00	70.00	70.00	538
18.001 - 18.500	2	415,052.92	0.34	207,526.46	12.347	59.50	59.50	59.50	536
Total:	566	122,729,828.60	100.00	216,837.15	8.189	80.29	82.27	80.29	593

The weighted-average maximum mortgage rate of the adjustable rate Group 2 mortgage loans as of the cut-off date was 14.189%.

Minimum Mortgage Rate of the Adjustable-Rate Group 2 Mortgage Loans
Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.875 - 6.000	6	1,298,748.56	1.06	216,458.09	5.894	77.46	77.46	77.46	667
6.001 - 6.500	19	5,389,106.49	4.39	283,637.18	6.346	81.89	84.02	81.89	652
6.501 - 7.000	54	13,826,959.14	11.27	256,054.80	6.814	78.00	84.11	78.00	626
7.001 - 7.500	67	15,062,691.08	12.27	224,816.28	7.289	77.40	81.30	77.40	602
7.501 - 8.000	86	20,265,429.10	16.51	235,644.52	7.793	79.84	81.80	79.84	603
8.001 - 8.500	102	21,782,632.24	17.75	213,555.22	8.292	79.44	79.90	79.44	576
8.501 - 9.000	97	19,522,059.35	15.91	201,258.34	8.797	81.97	83.14	81.97	577
9.001 - 9.500	62	12,452,892.00	10.15	200,853.10	9.278	81.90	82.74	81.90	567
9.501 - 10.000	40	8,021,046.02	6.54	200,526.15	9.776	85.15	85.78	85.15	579
10.001 - 10.500	13	1,975,729.83	1.61	151,979.22	10.242	78.60	78.60	78.60	555
10.501 - 11.000	12	1,743,434.26	1.42	145,286.19	10.741	86.94	86.94	86.94	577
11.001 - 11.500	5	897,144.24	0.73	179,428.85	11.155	88.16	88.16	88.16	581
11.501 - 12.000	1	76,903.37	0.06	76,903.37	11.650	70.00	70.00	70.00	538
12.001 - 12.500	2	415,052.92	0.34	207,526.46	12.347	59.50	59.50	59.50	536
Total:	566	122,729,828.60	100.00	216,837.15	8.189	80.29	82.27	80.29	593

The weighted-average minimum mortgage rate of the adjustable rate Group 2 mortgage loans as of the cut-off date was 8.190%.

Initial Periodic Cap of the Adjustable-Rate Group 2 Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	564	122,379,360.67	99.71	216,984.68	8.194	80.26	82.25	80.26	592
6.000	2	350,467.93	0.29	175,233.97	6.689	88.91	88.91	88.91	697
Total:	566	122,729,828.60	100.00	216,837.15	8.189	80.29	82.27	80.29	593

The weighted-average initial periodic cap of the adjustable rate Group 2 mortgage loans as of the cut-off date was 2.011%.

Subsequent Periodic Cap of the Adjustable-Rate Group 2 Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	566	122,729,828.60	100.00	216,837.15	8.189	80.29	82.27	80.29	593
Total:	566	122,729,828.60	100.00	216,837.15	8.189	80.29	82.27	80.29	593

The weighted-average subsequent periodic cap of the adjustable rate Group 2 mortgage loans as of the cut-off date was 1.000%.

Interest Only Term of the Group 2 Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,004	186,567,209.66	91.75	185,823.91	8.163	80.00	80.87	80.00	597
60	63	16,771,619.87	8.25	266,216.19	7.167	84.20	91.18	84.20	660
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Historical Delinquency of the Group 2 Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602
Total:	1,067	203,338,829.53	100.00	190,570.60	8.080	80.35	81.72	80.35	602

Rating Agency Contacts

Standard & Poor’s	Jeremy Schneider (212) 438-5230

Moody’s	Gregory Bessermann (212) 553-0323

DBRS	Quincy Tang: (212) 806-3256
Sagar Kongettira (212) 806-3266
Mark Zelmanovich: (212) 806-3260